                                                                    Exhibit 3.01


                                State of Delaware

                        Office of the Secretary of State

                            ------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NSM STEEL (DELAWARE), INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JANUARY, A.D. 1998, AT 9 O'CLOCK A.M.


                                        ---------------------------------------
                                        Edward J. Freel, Secretary of State

2849230 8100                            AUTHENTICATION: 8877498


981024504                               DATE: 01-21-98

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 09:00 AM 01/21/1998
                                                   981024504 2849230

================================================================================

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NSM STEEL (DELAWARE), INC.

            I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

            FIRST: The name of the Corporation is:

                           NSM Steel (Delaware), Inc.

            SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent in the State of Delaware at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time in effect.

            FOURTH: The total authorized capital stock of the Corporation shall be 10,000 shares of Common Stock, all of which are $1.00 par value.

            FIFTH: The name and mailing address of the incorporator is as follows:

      Name                    Mailing Address
      ----                    ---------------

      Aron S. Izower          1155 Avenue of the Americas
                              New York, New York 10036

            SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

            SEVENTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

            EIGHTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

            1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article EIGHTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of

Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

            2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article EIGHTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of January, 1998.


                                          /s/ Aron S. Izower
                                          --------------------------
                                          Aron S. Izower
                                          Incorporator

                    STATEMENT OF ORGANIZATION BY INCORPORATOR

                                       of

                           NSM STEEL (DELAWARE), INC.

            The undersigned sole incorporator of NSM Steel (Delaware), Inc., a Delaware corporation, pursuant to Section 108(c) of the General Corporation Law of the State of Delaware, makes the following statement and takes the following action to organize said corporation:

            FIRST: The Certificate of Incorporation of NSM Steel (Delaware), Inc. was filed with the Secretary of State of the State of Delaware on the 21st day of January, 1998, and a certified copy was recorded in New Castle County on the 21st day of January, 1998.

            SECOND: The By-Laws annexed hereto are hereby adopted as the By-Laws of the corporation.

            THIRD: The number of directors of the corporation shall be two (2) and the following named persons are hereby elected as the directors of the corporation to hold office until the first annual meeting of stockholders or until their successors are elected and qualify:

                        Sawasdi Horrungruang

                        John W. Schultes

            IN WITNESS WHEREOF, I have signed this instrument at New York, New York on the 25th day of February, 1998.


                                          /s/ Aron S. Izower
                                          ------------------------------
                                          Aron S. Izower
                                          Sole Incorporator


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